UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2019
______________________________________________________________________________

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVTI	The NASDAQ Global Select Market

Indicate by check mark whether that registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, the Board of Directors (the “Board”) of Covenant Transportation Group, Inc. (the “Company”) designated James “Tripp” S. Grant III, age 41, as the Company’s principal accounting officer, effective August 21, 2019.

Mr. Grant joined the Company as the Corporate Controller in July 2019.  Previously, Mr. Grant worked at Chattem, Inc., a consumer products company, from August 2007 to June 2019, during which time he served in the following roles: Director, Corporate Projects, Corporate Controller and Assistant Controller.  Prior to Chattem, Mr. Grant served as a Senior Internal Auditor at Electric Power Board of Chattanooga (EPB), an electric power distribution and telecommunications company from January 2006 to August 2007, and a Senior Accountant at Neal, Scouten & McConnell, P.C. from August 2002 to January 2006.  Mr. Grant is registered as a Certified Public Accountant (inactive) with the State of Tennessee.

Mr. Grant has no familial relationships with any executive officer or director of the Company.  There was no arrangement or understanding between Mr. Grant and any other person pursuant to which he was designated as the Company’s principal accounting officer.  There were no modifications to the Company’s compensation arrangements with Mr. Grant in connection with his designation as the Company’s principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: August 27, 2019	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer